Exhibit 10.20

CONFIDENTIAL

COMMERCIAL AGREEMENT: ACESIS

THIS COMMERCIAL AGREEMENT is between ACESIS HOLDINGS CORPORATION, a Nevada, Corporation and its wholly owned subsidiaries Acesis BioMed Ltd (“Acesis UK”) a UK Chartered company and Acesis Biomed US, Inc. (“Acesis US”), with principle place of business at 9233 Park Meadows Drive Suite 108, LoneTree, Colorado 80124 UNITED STATES (“CLIENT”) and KreaMedica Inc. (“PROVIDER”), which shall be incorporated into the Master Service Agreement between CLIENT and PROVIDER dated 05-MAY-2023.

CLIENT hereby agrees to the following offer from PROVIDER:

1.	This agreement covers two (2) financial years of Provider R&D Services starting July 1, 2022 to June 30, 2023 and extended to July 1, 2023 to June 30, 2024.

2.	PROVIDER shall support CLIENT as follows:
a.	Establish timelines and responsibilities for the various components of the R&D services program that Client requires
b.	Identify multiple third-party providers (CROs and CMOs) for each component of the program and request quotations from them
c.	Assist CLIENT to select vendors for the program according to CLIENTs input and final approval and perform final negotiations
d.	Execute, in a step wise manner, agreements between PROVIDER and the selected third- party providers
e.	Once the R&D program is running, PROVIDER will provide as needed by CLIENT full program management and scientific consulting services which will include but not be limited to project management, on-site study monitoring at the various CROs/CMOs, data analysis and interpretation, troubleshooting/problem resolution, quality management, report review, regulatory strategy, scientific strategy and access to PROVIDERs multidisciplinary drug development team and management of weekly meetings and generation of minutes.
f.	PROVIDER will provide the above-mentioned program management and scientific consulting services (for example toxicology expertise) to CLIENT at no cost.

3.	This agreement implies no obligation for CLIENT to perform studies or work with PROVIDER.

4.	Based on point 2d above, PROVIDER shall perform a series of studies according to the terms and conditions of the individual Project Orders or stand-alone agreements between PROVIDER and CLIENT driven by the Master Service Agreement, dated 05-May-2023

5.	The amounts PROVIDER pays third party providers for studies on behalf of CLIENT are defined as Study Charges. The amounts of materials that PROVIDER will purchase on behalf of CLIENT and use during the course of the study execution are defined as Study Material Costs.

6.	The reimbursement terms listed in section 7 below will only apply once the combined Study Charge and/or Study Material Costs exceed $600,000 USD. This amount is cumulative over different fiscal years of the PROVIDER’s services to Client. For better clarity, this reimbursement applies to combined Study Charge and/or Material Costs exceeding the $600,000 USD.

CONFIDENTIAL

7.	Once PROVIDER has received a Statement of Assessment from Canada Revenue Agency and Revenue Quebec regarding the above-mentioned tax return and Investment Tax Credit claim (Scientific Research and Experimental Development - SR&ED tax credits) and PROVIDER has received payments from CRA and Revenue Quebec, PROVIDER will issue a Statement of Reimbursement to the CLIENT including all Study Charges deemed eligible for ITCs by CRA and Revenue Quebec as follows:

●	10.0% (ten percent) of eligible Study Charges within the Province of Quebec
●	7.0% (seven percent) of eligible Study Charges within Canada but outside of the Province of Quebec
●	7.0% (seven percent) of eligible Study Material Costs consumed during the course of the respective fiscal year in Canada.

8.	Once agreement regarding the Statement of Reimbursement is reached between the PROVIDER and CLIENT, the PROVIDER shall issue credit note for the agreed amount. The CLIENT will be able to apply the credit note to pay any outstanding invoices payable or reimbursed by PROVIDER to CLIENT. In the case that the CLIENT chooses reimbursement, the PROVIDER will send a cheque via courier or send the funds via electronic wire transfer as indicated by the CLIENT. The funds will be reimbursed within 30 days of the issue of the credit note.

9.	The parties agree that the discount will be waived in case of the combined SR&ED tax credit of the federal Canadian and the provincial Quebec government drops below 15.0%. PROVIDER will notify CLIENT as soon as he becomes aware of this policy change.

COMMERCIAL AGREEMENT AGREED TO AND ACCEPTED BY:

Acesis		KREAMEDICA INC.

By:	/s/ Costas N. Karatzas	By:	/s/ Karl-Rudolf Erlemann
Print Name:	Costas N. Karatzas	Print Name:	Karl-Rudolf Erlemann
Title:	CEO	Title:	President & CEO
Date: 05-May-2023		Date:	05-May-2023